Exhibit (17)(1)

                  Proxy for a Special Meeting of Shareholders




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                                  EXHIBIT (17)(1)



                      PHOENIX STRATEGIC EQUITY SERIES FUND
                                101 MUNSON STREET
                         GREENFIELD, MASSACHUSETTS 01301

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                  JUNE 7, 2001

                         PHOENIX-ENGEMANN SMALL CAP FUND



The undersigned shareholder of the Phoenix-Engemann Small Cap Fund (the "Fund"), a series of Phoenix Strategic Equity Series Fund (the "Trust"), revoking any and all previous proxies heretofore given for shares of the Fund held by the undersigned, hereby constitutes Philip R. McLoughlin, and Pamela S.
Sinofsky, and each of them, proxies and attorneys of the undersigned, with power of substitution to each, for and in the name of the undersigned to vote and act upon all matters (unless and except as expressly limited below) at the Special Meeting of Shareholders of the Fund to be held on June 7, 2001 at the offices of the Trust, 101 Munson Street, Greenfield, Massachusetts, and at any and all adjournments thereof, with respect to all shares of the Fund for which the undersigned is entitled to provide instructions or with respect to which the undersigned would be entitled to provide instructions or act with all the powers the undersigned would possess if personally present and to vote with respect to specific matters as set forth below. Any proxies heretofore given by the undersigned with respect to said meeting are hereby revised.

         To avoid the expense of adjourning the Meeting to a subsequent date, please return this proxy in the enclosed self-addressed, postage-paid envelope. In the alternative, you may vote by telephone by calling toll-free 1-877-779-8683 and following the recorded instructions. Prompt voting by shareholders will avoid the costs associated with further solicitation.

         This proxy, if properly executed, will be voted in the manner as directed herein by the undersigned shareholder. Unless otherwise specified in the squares provided, the undersigned's vote will be cast "FOR" the Proposal. If no direction is made for the Proposal, this proxy will be voted "FOR" the Proposal.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST WHICH
                      RECOMMENDS A VOTE "FOR" THE PROPOSAL


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                                                                 ACCOUNT NUMBER:
                                                                         SHARES:
                                                                    CONTROL NO.:

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]


                       KEEP THIS PORTION FOR YOUR RECORDS
                       DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VOTE ON PROPOSAL

REORGANIZATION OF FUND

 1.   To consider and act upon a proposal to approve the Agreement         For         Against        Abstain
      and Plan of Reorganization, dated December 27, 2000, and the         [   ]       [   ]          [   ]
      transactions it contemplates, including (a) the transfer of all or substantially all of the assets of the Small Cap Fund to
      Phoenix-Engemann Small & Mid-Cap Growth Fund, a series of
      The Phoenix-Engemann Funds, in exchange solely for
      shares of the corresponding class of the Small & Mid-Cap
      Growth Fund and the assumption by the Small & Mid-Cap
      Growth Fund of all known liabilities of the Small Cap Fund and (b) the distribution of the shares of the Small & Mid-Cap
      Growth Fund so received to shareholders of the Small Cap
      Fund in complete liquidation of the Small Cap Fund.

 TO TRANSACT SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF SHARES ARE REGISTERED IN MORE THAN ONE NAME, ALL REGISTERED SHAREHOLDERS SHOULD SIGN THIS PROXY; BUT IF ONE SHAREHOLDER SIGNS, THIS SIGNATURE BINDS THE OTHER SHAREHOLDER(S). WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, AGENT, TRUSTEE, GUARDIAN, OR CUSTODIAN FOR A MINOR, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AN AUTHORIZED PERSON. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.


THIS PROXY MAY BE REVOKED BY THE SHAREHOLDER(S) AT ANY TIME PRIOR TO THE SPECIAL MEETING OF THE SHAREHOLDERS.

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Signature (PLEASE SIGN WITHIN BOX) Date Signature (Joint Owners) Date